April 1, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of ARC Document Solutions Inc.’s Form 8-K dated April 1, 2020, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
San Francisco, California